EXHIBIT 99.1

Adesto Technologies Announces First Quarter Financial Results

Achieves Gross Margin of 49.1%

SUNNYVALE, Calif., May 05, 2016 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced financial results for the first quarter ended March 31, 2016.

First Quarter Highlights:

  Revenue was $10.2 million, compared to $9.7 million in the first quarter 2015 and $11.8 million in the fourth quarter 2015;
  Gross margin was 49.1%, compared to 39.8% in the first quarter of 2015 and 45.6% in the fourth quarter of 2015;
  Secured 29 new design wins across the industrial, consumer and communication markets;
  Announced agreement with TowerJazz Panasonic Semiconductor Company, to manufacture Adesto’s 45nm CBRAM products at TPSCo’s 300mm Japan facility; and
  Introduced Moneta CBRAM product family with ultra-low power for IoT applications.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “As released in our preliminary results announcement, first quarter revenue was below expectations due to a decrease in shipment volumes at three large consumer customers. Two of these customers experienced inventory corrections, while a third customer delayed a product introduction. Demand across our industrial and communication customers performed as expected in the quarter, reflecting ongoing shipment volumes and new design win ramps. As a result of the shift in revenue mix, first quarter gross margin increased 350 basis points sequentially to 49.1%, above our guidance of 43% to 45%.

“As we look to the second quarter, we continue to see broader macroeconomic trends and inventory adjustments affecting order volumes at multiple consumer customers, contributing to our expectation for flat sequential revenue. Despite this slowdown, we continue to gain strong design win momentum across our end markets while notably increasing the average dollar value per win, which we expect will drive a return to growth in the second half. Additionally, we are successfully executing on our product roadmap, including cost-down versions of existing products, sampling availability of our next-generation ultra-low power Moneta CBRAM solution and the planned introduction of our EcoXip family in the second half of 2016, which we believe further broadens our growth opportunities.”

“In summary, although first half revenue will be impacted by the overall softness in consumer demand, we are delivering to plan on design win growth, new product introductions and gross margin expansion, which we believe collectively positions us well for growth in 2016 as customers return to normal volume expectations and additional designs ramp into production.”

First Quarter 2016 Results
Revenue in the quarter ended March 31, 2016 was $10.2 million, compared to $9.7 million in the first quarter of 2015 and $11.8 million in the fourth quarter of 2015.

Gross margin in the first quarter of 2016 was 49.1%, compared to 39.8% in the first quarter of 2015 and 45.6% in the fourth quarter of 2015. The sequential increase in gross margin was due primarily to favorable product mix resulting from the sale of higher margin products.

GAAP net loss in the first quarter of 2016 was $1.5 million, or $0.10 per share, compared to GAAP net loss of $2.3 million, or $4.07 per share, in the prior year quarter and GAAP net loss of $3.3 million, or $0.32 per share, in the prior quarter.

Adjusted EBITDA loss for the first quarter was $1.9 million, compared to $1.3 million in the first quarter of 2015 and $494,000 in the fourth quarter of 2015.

On a non-GAAP basis, net loss in the first quarter of 2016 was $2.4 million, or $0.16 per share, compared to a net loss of $1.9 million, or $0.20 per share, in the first quarter of 2015 and a net loss of $0.9 million, or $0.07 per share, in the fourth quarter of 2015.

Included in our results is a non-cash gain of $2.0 million from a settlement related to a disputed liability with a former foundry partner. This gain is shown as a reconciling item in our calculation of non-GAAP loss and adjusted EBITDA.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents totaled $19.2 million as of March 31, 2016, compared to $23.1 million as of December 31, 2015.

Business Outlook
For the second quarter of 2016, the Company expects revenue to range between $10.1 million and $10.3 million. Gross margin is expected to be between 45% and 47%, GAAP operating expenses are expected to range between $8.4 million and $8.6 million and non – GAAP operating expenses are expected to range between $7.3 million and $7.5 million. For the full year, the Company now expects revenue growth of approximately 10% based on the Company’s belief that there will be a return to growth in the second half of the year as design wins ramp into volume production and consumer demand conditions in the Company’s end markets improve as expected.

Conference Call Information
Adesto will host a conference call today at 7:00 a.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-855-715-1006 and providing confirmation code 87026197. International callers may join the teleconference by dialing +1-440-996-5684 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until May 10, 2016 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code is 87026197.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting arinciples (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies.  These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.  Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Revaluation of preferred stock warrants: We have excluded the effect of the revaluation of preferred stock warrants from our non-GAAP financial measures. Revaluation of our preferred stock warrants is a non-cash expense and we evaluate our financial performance excluding the impact of any revaluation of preferred stock warrants. Upon the completion of our initial public offering in October 2015, all preferred stock warrants converted to common stock warrants, as a result there will be no preferred stock revaluation income or expense in future periods.
  Extraordinary gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non – GAAP financial measures. The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and the revaluation of preferred stock warrants. Non-GAAP net loss per share is non-GAAP net loss divided by non-GAAP diluted weighted average shares outstanding and extraordinary gains from dispute settlements. Non-GAAP diluted weighted average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock which occurred in connection with our initial public offering in October 2015, as if conversion had occurred at the beginning of the period.
  Adjusted EBITDA is net loss as reported on our consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto is a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products, including Fusion Serial Flash, DataFlash® and Conductive Bridging RAM (CBRAM®). CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today’s memory technologies without sacrificing speed and performance. Founded in 2007 in Sunnyvale, CA, Adesto holds more than 100 patents with dozens more in process and is working with visionary companies across various industries to deploy its technology to the market. For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of May 5, 2016, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 5, 2016 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$19,170	$23,089
Accounts receivable, net	5,417	6,536
Inventories	8,579	7,368
Prepaid expenses	1,006	1,155
Other current assets	1,202	1,186
Total current assets	35,374	39,334
Property and equipment, net	1,029	909
Intangible assets, net	9,250	9,559
Other non-current assets	115	114
Goodwill	22	22
Total assets	$45,790	$49,938
Liabilites and Stockholders' Equity
Current liabilities:
Accounts payable	7,034	9,680
Income taxes payable	66	52
Accrued compensation and benefits	1,247	893
Accrued expenses and other current liabilities	1,669	1,413
Term loan	5,660	5,606
Total current liabilites	15,676	17,644
Term loan	6,378	7,814
Deferred tax liability, non-current	1	1
Total liabilites	22,055	25,459

Stockholders' equity
Common stock	2	2
Additional paid-in capital	107,976	107,167
Accumulated other comprehensive loss	(159)	(146)
Accumulated deficit	(84,084)	(82,544)
Total stockholders' equity	23,735	24,479
Total liabilites and stockholders' equity	$45,790	$49,938

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015

Revenue	$10,176	$9,690
Cost of revenue	5,180	5,830
Gross profit	4,996	3,860
Operating expenses:
Research and development	3,937	2,964
Sales and marketing	2,603	1,977
General and administrative	1,708	848
Gain from settlement with former foundry supplier	(1,962)	-
Total operating expenses	6,286	5,789
Loss from operations	(1,290)	(1,929)
Other income (expense):
Interest expense, net	(258)	(181)
Other income (expense), net	22	(118)
Total other income (expense), net	(236)	(299)
Loss before provision for income taxes	(1,526)	(2,228)
Provision for income taxes	14	49
Net loss	$(1,540)	$(2,277)

Net loss per share
Basic and diluted	$(0.10)	$(4.07)
Weighted average number of shares used in computing net loss per share
Basic and diluted	14,974,718	559,554

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	March 31, 2016	December 31, 2015	March 31, 2015

GAAP gross margin	$4,996	$5,397	$3,860
Stock-based compensation expense	18	13	1
Amortization of acquisition-related intangible assets	-	-	-
Non-GAAP gross margin	$5,014	$5,410	$3,861

GAAP research and development expenses	$3,937	$3,482	$2,964
Stock-based compensation expense	(255)	(197)	(14)
Amortization of acquisition-related intangible assets	(121)	(121)	(121)
Non-GAAP research and development expenses	$3,561	$3,164	$2,829

GAAP sales and marketing expenses	$2,603	$2,156	$1,977
Stock-based compensation expense	(169)	(116)	(7)
Amortization of acquisition-related intangible assets	(188)	(188)	(188)
Non-GAAP sales and marketing expenses	$2,246	$1,852	$1,782

GAAP general and administrative expenses	$1,708	$1,389	$848
Stock-based compensation expense	(366)	(264)	(20)
Amortization of acquisition-related intangible assets	-	-	-
Non-GAAP general and administrative expenses	$1,342	$1,125	$828

GAAP operating expenses	$6,286	$7,027	$5,789
Stock-based compensation expense	(790)	(577)	(41)
Amortization of acquisition-related intangible assets	(309)	(309)	(309)
Gain from settlement with former foundry supplier	1,962	-	-
Non-GAAP operating expenses	$7,149	$6,141	$5,439

GAAP loss from operations	$(1,290)	$(1,630)	$(1,929)
Stock-based compensation expense	808	590	42
Amortization of acquisition-related intangible assets	309	309	309
Gain from settlement with former foundry supplier	(1,962)	-	-
Non-GAAP loss from operations	$(2,135)	$(731)	$(1,578)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(1,540)	$(3,264)	$(2,277)
Stock-based compensation expense	808	590	42
Revaluation of preferred stock warrants	-	1,428	(9)
Gain from settlement with foundry	(1,962)	-	-
Amortization of acquisition-related intangible assets	309	309	309
Non-GAAP net loss	(2,385)	(937)	(1,935)
Interest expense	272	300	181
Provision for (benefit from) income taxes	14	(137)	49
Depreciation and amortization	230	280	431
Adjusted EBITDA	$(1,869)	$(494)	$(1,274)

Non-GAAP diluted net loss per share	$(0.16)	$(0.07)	$(0.20)

Reconciliation of shares used in computing non-GAAP net loss per share:
Diluted shares:
Weighted-average shares used in calculating GAAP diluted net loss per share	14,974,718	10,265,617	559,554
Incremental shares upon conversion of convertible preferred stock in connection with IPO	-	2,972,198	9,114,739
Weighted-average shares used in calculating non-GAAP diluted net loss per share	14,974,718	13,237,815	9,674,293

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Matt Kreps, Managing Director
P: 214-272-0073
Leanne K. Sievers, Executive Vice President
P: 949-836-4276
E: sheltonir@sheltongroup.com